Exhibit 99.1

Atlas Financial Holdings, Inc. Announces Receipt of Determination Letter from Nasdaq;
Confirms Intent to Request Appeal

Chicago, Illinois (July 26, 2019) - Atlas Financial Holdings, Inc. (NASDAQ: AFH) (“Atlas” or the “Company”) announced today that on July 22, 2019, it received a determination letter (the “Letter”) from the Nasdaq Staff stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1). As previously disclosed, the Company received notification letters on April 5, 2019 and May 14, 2019, because the Company failed to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, respectively.

The Company plans to appeal this determination and will request a hearing before a Nasdaq Hearings Panel (the “Panel”), in accordance with Nasdaq listing rules. During this process, assuming the Panel agrees to stay the suspension of trading beyond an automatic fifteen day stay from July 29, 2019, the Company’s common stock will continue to trade on The Nasdaq Capital Market until the Panel issues its decision following the hearing and through the expiration of any additional extension period granted by the Panel. However, there can be no assurance that the Panel will grant the Company’s request for a suspension of delisting or continued listing on the Nasdaq.

About Atlas
The primary business of Atlas is commercial automobile insurance in the United States, with a niche market orientation and focus on insurance for the “light” commercial automobile sector including taxi cabs, non-emergency para-transit, limousine/livery (including certain transportation network company drivers) and business auto. The business of Atlas is carried on through its subsidiaries American Country Insurance Company, American Service Insurance Company, Inc., Gateway Insurance Company, Global Liberty Insurance Company of New York, Anchor Group Management, Inc., and optOn Insurance Agency Inc. Atlas’ insurance subsidiaries have decades of experience with a commitment to always being an industry leader in these specialized areas of insurance.

About Atlas

The primary business of Atlas is commercial automobile insurance in the United States, with a niche market orientation and focus on insurance for the “light” commercial automobile sector including taxi cabs, non-emergency para-transit, limousine/livery (including certain transportation network company drivers) and business auto. The business of Atlas is carried on through its subsidiaries American Country Insurance Company, American Service Insurance Company, Inc., Gateway Insurance Company, Global Liberty Insurance Company of New York, Anchor Group Management, Inc., and optOn Insurance Agency Inc. Atlas’ insurance subsidiaries have decades of experience with a commitment to always being an industry leader in these specialized areas of insurance.

For more information about Atlas, please visit www.atlas-fin.com.

Forward-Looking Statements
This release includes forward-looking statements regarding Atlas and its insurance subsidiaries and businesses. Such statements are based on the current expectations of the management of each entity. The words “anticipate,” “expect,” “believe,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or similar words are used to identify such forward looking information. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Companies, including risks regarding the insurance industry, economic factors and the equity markets generally and the risk factors discussed in the “Risk Factors” section of the Company’s 2017 Annual Report on Form 10-K. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Atlas and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contact Information:

At the Company	Investor Relations
Atlas Financial Holdings, Inc.	The Equity Group Inc.
Scott Wollney, CEO	Adam Prior, Senior Vice President
847-700-8600	212-836-9606
swollney@atlas-fin.com	aprior@equityny.com
www.atlas-fin.com	www.theequitygroup.com